                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Quorum Health Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           QUORUM HEALTH GROUP, INC.
                             103 CONTINENTAL PLACE
                           BRENTWOOD, TENNESSEE 37027

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 20, 1996
                             ---------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Quorum Health Group, Inc. ("Quorum" or the "Company") will be held at the Holiday Inn -- Brentwood at 760 Old Hickory Boulevard, Brentwood, Tennessee 37027, on November 20, 1996, at 9:00 a.m. local time, for the following purposes:

          1. To elect ten (10) directors to hold office until the next Annual Meeting and until their successors have been duly elected and qualified.

          2. To ratify the selection of Ernst & Young LLP as the Company's independent auditor for the 1997 fiscal year.

          3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on September 30, 1996, as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share of the Company's Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

                                             By Order of the Board of Directors

                                             Christy F. Batts, Secretary

Brentwood, Tennessee
October 15, 1996

YOUR REPRESENTATION AT THE MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                           QUORUM HEALTH GROUP, INC.
                             103 CONTINENTAL PLACE
                           BRENTWOOD, TENNESSEE 37027

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF QUORUM HEALTH GROUP, INC. ("QUORUM" OR THE "COMPANY"), FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS AND ANY ADJOURNMENTS THEREOF, NOTICE OF WHICH IS ATTACHED HERETO. The Annual Meeting will be held at Holiday Inn -- Brentwood at 760 Old Hickory Boulevard, Brentwood, Tennessee 37027 on Wednesday, November 20, 1996, at 9:00 a.m. local time. The principal executive offices of the Company are located at 103 Continental Place, Brentwood, Tennessee 37027.

     This Proxy Statement and the Annual Report of the Company for the fiscal year ended June 30, 1996, have been mailed on or about October 15, 1996, to all stockholders of record as of September 30, 1996.

     The purpose of the Annual Meeting is to elect ten (10) directors to hold office until the next Annual Meeting and until their successors have been duly elected and qualified; to ratify the selection of Ernst & Young LLP as the Company's independent auditor for the next fiscal year; and to transact such other business as may properly come before the meeting and any adjournment thereof.

     A stockholder of record who signs and returns a proxy in the accompanying form may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation, or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted in favor of the election of all director nominees and the ratification of Ernst & Young LLP as the Company's independent auditor for the 1997 fiscal year. Proxies also confer discretionary authority with respect to such other matters as may properly come before the meeting.

     The Board of Directors has fixed the close of business on September 30, 1996, as the record date for the Annual Meeting. The Company's only outstanding class of voting securities is its common stock, $.01 par value per share (the "Common Stock"). On September 30, 1996, the Company had 48,732,661 outstanding shares of Common Stock. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A majority of shares entitled to vote constitutes a quorum. A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting. Stockholders will be entitled to one vote for each share so held, which may be given in person or by proxy authorized in writing. Abstentions and broker non-votes will not be counted as affirmative votes on matters to be voted upon but will be counted for purposes of determining the presence or absence of a quorum; they have no legal effect on the election of directors, which requires a plurality of votes cast. On matters requiring a majority vote of the shares present and represented at the meeting, abstentions and broker non-votes have the effect of negative votes.

     The cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made by the Company's regular officers or employees personally or by telephone or telegram. The Company may reimburse brokers, custodians, and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

                       PROPOSAL 1. ELECTION OF DIRECTORS

     The terms of all present directors will expire upon the election of new directors at the Annual Meeting. The Board of Directors proposes the election of the nominees listed below to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at the Annual Meeting. Unless contrary instructions are received, it is intended that the shares represented by proxies solicited by the Board of Directors will be voted in favor of the election as directors of all the nominees named below. If for any reason any of such nominees is not available for election, the proxies empower the appointed officers to vote for such substitute nominees as the Board of Directors of the Company may propose. The information relating to the ten (10) nominees set forth below has been furnished to the Company by the individuals named. All of the nominees are presently directors of the Company.

                                      DIRECTOR                  BUSINESS EXPERIENCE
             NAME               AGE    SINCE                  DURING PAST FIVE YEARS
------------------------------  ---   --------   -------------------------------------------------
Russell L. Carson (1)(3)......  53      1989     Mr. Carson has been Chairman of the Board since
                                                 July 1989. Since 1979 he has been a general
                                                 partner of Welsh, Carson, Anderson & Stowe, an
                                                 investment firm that specializes in the
                                                 acquisition of companies in the information
                                                 services and health care industries, and the
                                                 Company's largest stockholder. Mr. Carson serves
                                                 on the Board of Directors of Steris Corporation,
                                                 a manufacturer of medical equipment; Health
                                                 Management Systems, Inc., a provider of accounts
                                                 receivable management services to hospitals;
                                                 American Oncology Resources, Inc., a physician
                                                 practice management company; National Surgery
                                                 Centers, Inc., a developer and manager of
                                                 outpatient surgery centers, and several private
                                                 companies.
James E. Dalton, Jr...........  54      1990     Mr. Dalton became President, Chief Executive
                                                 Officer and a director of the Company in 1990.
                                                 Prior to joining the Company, he served as
                                                 Regional Vice President, Southwest Region for
                                                 HealthTrust, Inc., division Vice President of
                                                 Hospital Corporation of America, and regional
                                                 Vice President of HCA Management Company. He
                                                 serves on the Board of Directors of the Nashville
                                                 Branch of the Federal Reserve Bank of Atlanta and
                                                 the Nashville Health Care Council. Mr. Dalton is
                                                 a Fellow of the American College of Healthcare
                                                 Executives and is on the Board of Directors and
                                                 past Chairman of the Federation of American
                                                 Health Systems.
S. Douglas Smith..............  58      1989     Mr. Smith is Adjunct Professor of Health Care
                                                 Management, Owen Graduate School of Management
                                                 and Vanderbilt University. He has been a director
                                                 of the Company since July 1989. He was Vice
                                                 Chairman of the Company from 1990 through 1992,
                                                 Vice Chairman of Quorum Health Resources, Inc.
                                                 from 1991 to 1992, and President of Quorum Health
                                                 Resources, Inc. from 1985 to 1991. Mr. Smith
                                                 earlier held management positions with Hospital
                                                 Corporation of America, Duke University Medical
                                                 Center and Humana, Inc. He serves on the Board of
                                                 Directors of PhyCor Management Company, Inc.,
                                                 Intermed, LLC and Executive Learning, Inc.

                                      DIRECTOR                  BUSINESS EXPERIENCE
             NAME               AGE    SINCE                  DURING PAST FIVE YEARS
------------------------------  ---   --------   -------------------------------------------------
Sam A. Brooks, Jr.(2).........  57      1989     Mr. Brooks has been a director of the Company
                                                 since July 1989. Mr. Brooks is President and CEO
                                                 of Renal Care Group, a specialized provider of
                                                 nephrology services, and is President of MedCare
                                                 Investment Corp., a health care investment
                                                 company. Mr. Brooks serves on the Board of
                                                 Directors of Renal Care Group; Nationwide Health
                                                 Properties, Inc., a real estate investment trust;
                                                 Kinetic Concepts, Inc., a company engaged in the
                                                 manufacture of hospital beds for immobile
                                                 patients; and PhyCor, Inc., an operator of
                                                 multi-specialty medical clinics.
Kenneth J. Melkus(2)(3).......  50      1992     Mr. Melkus became a director of the Company in
                                                 March 1992. From August 1993 until its merger
                                                 with United HealthCare of Minneapolis in 1996,
                                                 Mr. Melkus served as Chairman of the Board and
                                                 Chief Executive Officer of HealthWise of America,
                                                 Inc., a publicly held company that owned, managed
                                                 and developed health maintenance organizations.
                                                 Mr. Melkus is currently serving as an independent
                                                 consultant to United to assist with transitional
                                                 and special projects. From 1985 until its recent
                                                 acquisition by HealthSouth Corporation, Mr.
                                                 Melkus served as Vice Chairman and President of
                                                 Surgical Care Affiliates, Inc., an owner and
                                                 operator of independent ambulatory surgery
                                                 centers.
Rocco A. Ortenzio(1)..........  63      1992     Mr. Ortenzio has been a director of the Company
                                                 since March 1992. He was the co-founder, Chairman
                                                 and Chief Executive Officer of Continental
                                                 Medical Systems, Inc. until its merger with
                                                 Horizon HealthCare Corporation. He is a
                                                 Consultant to Horizon/CMS Healthcare Corporation,
                                                 a leading post-acute healthcare provider in the
                                                 United States. Mr. Ortenzio also serves on the
                                                 Board of Directors of PNC Bank and National
                                                 Surgery Centers, Inc.
Thomas S. Murphy, Jr..........  37      1993     Mr. Murphy has been a director of the Company
                                                 since December 1993. He joined Goldman, Sachs &
                                                 Co. in 1986 where he has served as Vice President
                                                 since 1990. Mr. Murphy is also a director of Tire
                                                 Kingdom, Inc.

                                      DIRECTOR                  BUSINESS EXPERIENCE
             NAME               AGE    SINCE                  DURING PAST FIVE YEARS
------------------------------  ---   --------   -------------------------------------------------
Joseph C. Hutts(1)(3).........  55      1994     Mr. Hutts has been a director of the Company
                                                 since February 1994. He has served as Chairman of
                                                 the Board, President and Chief Executive Officer
                                                 of PhyCor, Inc., which owns and operates
                                                 physician organizations, since its inception in
                                                 1988. Mr. Hutts served at Hospital Corporation of
                                                 America ("HCA") from 1977 to 1986 in various
                                                 positions, including Vice President, Operations;
                                                 President, HCA Management Company, Inc., Senior
                                                 Vice President, Western Operations; and President
                                                 of HCA Health Plans, a managed care subsidiary of
                                                 HCA. Mr. Hutts was Vice Chairman and Chief
                                                 Operating Officer of EQUICOR-Equitable HCA
                                                 Corporation, an employee benefits company, from
                                                 October 1986 until June 1987. Mr. Hutts serves on
                                                 the Board of Directors of Renal Care Group, a
                                                 provider of dialysis and nephrology services.
Jack O. Bovender, Jr.(2)(3)...  51      1994     Mr. Bovender has been a director of the Company
                                                 since March 1992 and resigned as a director of
                                                 the Company on August 1, 1993. Mr. Bovender was
                                                 reappointed to the Board effective April 1, 1994.
                                                 Mr. Bovender served for 18 years with Hospital
                                                 Corporation of America until his resignation as
                                                 Executive Vice President and Chief Operating
                                                 Officer effective March 31, 1994. In that
                                                 position, he was responsible for HCA's 73 acute
                                                 care hospitals, 26 psychiatric hospitals and
                                                 various related corporate departments. He was
                                                 also, at various times, a Senior Vice President
                                                 and President of Eastern Group Operations with
                                                 HCA and Chief Executive Officer of HCA's West
                                                 Florida Regional Medical Center, a 547-bed
                                                 tertiary referral center.
C. Edward Floyd, M.D..........  62      1995     Dr. Floyd has been a director of the Company
                                                 since June 1995. He is Board Certified in general
                                                 and vascular surgery and serves on the medical
                                                 staffs of Carolinas Hospital System and other
                                                 local hospitals. He is chairman of the University
                                                 of South Carolina's Board of Trustees and is
                                                 founder and director of Vascular Laboratory of
                                                 Florence, Inc. In addition to serving on several
                                                 medical boards, Dr. Floyd is clinical professor
                                                 of surgery at the University of South Carolina
                                                 Medical School as well as clinical associate
                                                 professor of surgery at the Medical University of
                                                 South Carolina. He is a member of the South
                                                 Carolina State Commission on Higher Education and
                                                 also serves on the Board of Directors of National
                                                 Bank of South Carolina, Synovus Financial
                                                 Corporation and the Drs. Bruce and Lee
                                                 Foundation. Dr. Floyd is a diplomat of the
                                                 American Board of Surgery and a Fellow of the
                                                 American College of Surgeons.

---------------

(1) Member of Compensation Committee
(2) Member of Audit Committee
(3) Member of Nominating Committee

     The Board held six meetings during the 1996 fiscal year and executed eight unanimous written consent actions. All directors attended meetings or executed unanimous written consent actions with respect to at least 75% of the meetings and consent actions of the Board and of the committees of which they were members.

The Company's executive officers are appointed annually by the Board and serve at the discretion of the Board.

COMMITTEES OF THE BOARD

     Among the standing committees of the Company's Board of Directors are the Compensation Committee, the Audit Committee and the Nominating Committee.

     The Compensation Committee is currently composed of Mr. Carson, Mr. Ortenzio, and Mr. Hutts, none of whom are employees of the Company. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, other benefits under the Company's compensation plans, and general review of the Company's employee compensation plans. During fiscal 1996, the Compensation Committee held two meetings and executed eight unanimous written consent actions.

     The Audit Committee is composed of Mr. Brooks, Mr. Bovender, and Mr. Melkus, none of whom are employees of the Company. Responsibilities of this committee include approval of the engagement of independent auditors, review of activities and recommendations of the internal auditors, review of arrangements and scope of audit examinations, consideration of the results of independent auditors' review of internal accounting controls and other matters, and review and setting of internal accounting policies and procedures. During fiscal 1996, the Audit Committee held two meetings.

     The Nominating Committee is composed of Mr. Carson, Mr. Melkus, Mr. Bovender and Mr. Hutts, none of whom are employees of the Company. Responsibilities of this committee include recommending nominees for election as directors at the Company's annual shareholders' meeting, recommending persons to fill vacancies and newly created positions on the Board between annual shareholders' meetings, and recommending changes concerning the responsibilities and composition of the Board and its committees. During fiscal 1996, the Nominating Committee executed one unanimous written consent action.

     THE BOARD OF DIRECTORS RECOMMENDS THAT ALL STOCKHOLDERS VOTE FOR THE NOMINEES LISTED ABOVE. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED FOR THE LISTED NOMINEES.

               PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITOR

     The Board of Directors has appointed Ernst & Young LLP as independent auditor of the Company for fiscal year 1997. Ernst & Young LLP has served as the Company's independent auditor since the Company's inception. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if such representative so desires, and will be available to respond to appropriate questions. The Board's appointment of Ernst & Young LLP will be ratified by a majority of the votes present and represented by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS HAS APPROVED THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITOR AND RECOMMENDS THAT ALL STOCKHOLDERS VOTE FOR THE PROPOSAL. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED FOR THE PROPOSAL.

                                 OTHER MATTERS

     Management of the Company is not aware of any other matters to be brought before the Annual Meeting. However, if any other matter is properly brought before the annual meeting the persons named in the enclosed Proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

                         STOCK OWNERSHIP OF DIRECTORS,
                    EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

     The following table sets forth as of September 30, 1996, the number and percentage of outstanding shares of the Company's Common Stock owned by all persons known to the Company to be holders of 5% or more of the issued and outstanding shares of Common Stock, by each director and certain executive officers of the Company, and by the officers and directors of the Company as a group.

                                                               NUMBER OF SHARES         PERCENTAGE OF
                           NAME                              BENEFICIALLY OWNED(1)     TOTAL SHARES(2)
-----------------------------------------------------------  ---------------------     ---------------
Welsh, Carson, Anderson & Stowe V, L.P.....................         1,063,826(3)             2.2%
  One World Financial Center
  200 Liberty Street, Suite 3601
  New York, NY 10281
Welsh, Carson, Anderson & Stowe VI, L.P....................         3,333,334(3)             6.8%
  One World Financial Center
  200 Liberty Street, Suite 3601
  New York, NY 10281
WCAS Healthcare Partners, L.P..............................            66,667(3)              *
  One World Financial Center
  200 Liberty Street, Suite 3601
  New York, NY 10281
The Goldman Sachs Group, L.P...............................         3,462,502(4)             7.1%
  85 Broad Street
  New York, NY 10004
Russell L. Carson..........................................         5,489,172(5)(6)         11.3%
James E. Dalton, Jr........................................           438,717(7)              *
Jack O. Bovender, Jr.......................................            18,665(8)              *
Sam A. Brooks, Jr..........................................           141,668(9)              *
C. Edward Floyd, M.D.......................................             6,216(10)             *
Robert J. Huseby...........................................            33,579(11)             *
Joseph C. Hutts............................................             9,165(12)             *
Kenneth J. Melkus..........................................            62,017(13)             *
Thomas S. Murphy, Jr.......................................         3,471,667(12)(14)        7.1%
C. Thomas Neill............................................            99,193                 *
Rocco A. Ortenzio..........................................           108,125(15)             *
Roland P. Richardson.......................................           168,358                 *
S. Douglas Smith...........................................           533,195                1.1%
S. Frank Williams, Jr......................................           134,776(16)             *
All current directors and officers as a group (a total of          10,721,511(17)           21.9%
  17 persons)..............................................

---------------

   * Less than one percent.
 (1) Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.
 (2) The percentages shown are based on 48,732,661 shares of Common Stock outstanding on September 30, 1996, plus, as to each individual and group listed, unless otherwise noted, the number of shares of Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, assuming exercise of options held by such holder that are exercisable within 60 days of September 30, 1996. Because of the computations called for by Rule 13d-3, the total "Percentage of Total Shares" exceeds 100%.
 (3) Does not include the shares reflected in footnote 5 as being owned by Mr. Carson.
 (4) Includes shares beneficially owned by certain investment limited partnerships of which affiliates of The Goldman Sachs Group, L.P. ("GS Group") are the general partner or the managing general partner.

     One of such partnerships, GS Capital Partners, L.P., owns approximately 2,875,000 of such shares, or approximately 5.9% of the company's issued and outstanding shares. GS Group disclaims beneficial ownership of shares held by such investment partnerships to the extent partnership interests in such partnerships are held by persons other than GS Group and its affiliates.
 (5) Includes 1,003,678 shares of Common Stock and options to purchase a total of 21,667 shares owned of record by Mr. Carson.
 (6) Mr. Carson, the Chairman of the Board of the Company, has voting power over 1,063,926 shares owned by Welsh, Carson, Anderson and Stowe V, L.P.; 3,333,334 shares owned by Welsh, Carson, Anderson & Stowe VI, L.P.; and 66,667 shares owned by WCAS Healthcare Partners, L.P. Mr. Carson is deemed to beneficially own such shares under Rule 13d-3 and such shares are included in the shares shown as being owned by "All directors and officers as a group".
 (7) Includes options to purchase a total of 112,382 shares.
 (8) Includes options to purchase a total of 9,165 shares.
 (9) Includes options to purchase a total of 4,999 shares. Certain of Mr. Brooks' shares are owned by closely-held entities whose voting power is controlled or shared by Mr. Brooks.
(10) Includes options to purchase a total of 4,166 shares.
(11) Includes options to purchase a total of 8,988 shares.
(12) Includes options to purchase a total of 9,165 shares.
(13) Includes options to purchase a total of 21,667 shares. Includes 40,350 shares owned by Melkus Partner Ltd.
(14) Mr. Murphy, a director of the Company, is a Vice President of Goldman, Sachs & Co. ("GS"), the investment manager of GS Capital Partners, L.P. ("GSC"). GSC and various other investment partnerships affiliated with GS hold the shares reported in footnote 4 above and Mr. Murphy disclaims ownership of such shares except to the extent of his pecuniary interest in the shares.
(15) Includes options to purchase a total of 12,502 shares. Includes 40,000 shares owned in the name of an irrevocable trust, beneficial ownership of which Mr. Ortenzio disclaims.
(16) Includes options to purchase a total of 55,465 shares.
(17) Includes options to purchase a total of 319,719 shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     C. Edward Floyd, M.D., a director of the Company, is a practicing physician and serves as a medical director and a member of the advisory board of a hospital that the Company has owned since February 1, 1995. During fiscal 1996, the Company paid Dr. Floyd approximately $108,400 for his role on the advisory board and for services rendered pursuant to several fee-for-service agreements. Each agreement has a one year term and may be renewed. Dr. Floyd's wife was employed by the hospital as a bookkeeper until July 27, 1996 and received an annual salary of $30,192.

     The Company intends to build a new facility to replace the hospital and in July 1995 acquired property at the site of the proposed facility from Dr. Floyd and certain of his affiliates for approximately $2,800,000. In addition, during fiscal 1996 the Company acquired for $150,000 an option to purchase a vascular laboratory owned by Dr. Floyd. The purchase price for the laboratory will be fair market value as determined by appraisals. During the option period, the Company is leasing the vascular laboratory from Dr. Floyd for $8,000 per month.

     In the judgment of the Company's Board of Directors, the terms of the transactions described above are fair and reasonable and are not less favorable to the Company than those that could have been obtained from independent third parties.

     During fiscal 1996, the Company made a gift of $150,000 to the University of South Carolina and agreed to contribute $850,000 more over the next four years. Dr. Floyd is Chairman of the Board of Trustees of such University.

                               EXECUTIVE OFFICERS

     The following table contains certain information concerning the Company's executive officers.

                                         SERVED
              NAME                 AGE   SINCE                       POSITION
---------------------------------  ---   ------   -----------------------------------------------
James E. Dalton, Jr..............  54     1990    President, CEO and Director
Eugene Fleming...................  51     1996    Executive Vice President, COO
Roland P. Richardson.............  49     1990    Senior Vice President of Acquisitions and
                                                    Development
Christy F. Batts.................  45     1989    Vice President -- General Counsel and Secretary
Steve B. Hewett..................  36     1996    Vice President and Treasurer (Chief Financial
                                                    Officer)
Terry E. Allison.................  40     1996    Vice President, Assistant Treasurer and
                                                    Controller (Chief Accounting Officer)
C. Thomas Neill..................  52     1992    Vice President -- Corporate Services
Michael D. Wiley.................  50     1992    Vice President -- Corporate Relations

     Mr. Dalton became President, Chief Executive Officer and a director of the Company as well as Chairman and Chief Executive Officer of Quorum Health Resources, Inc. on May 1, 1990. Prior to joining the Company, he served as Regional Vice President, Southwest Region for HealthTrust, Inc., division Vice President of HCA, and Regional Vice President of HCA Management Company. He serves on the Board of Directors of the Nashville Branch of the Federal Reserve Bank of Atlanta and the Nashville Health Care Council. Mr. Dalton is a Fellow of the American College of Healthcare Executives and is on the Board of Directors and past Chairman of the Federation of American Health Systems.

     Mr. Fleming joined the Company in July 1996 and is responsible for the Company's business units. Prior to joining the Company, he was eastern group president for Columbia/HCA and its predecessor, HCA, from 1993 through June 1996. Prior to 1993, Mr. Fleming served as chief executive officer of hospitals in Florida and Missouri. Mr. Fleming is also a Fellow in the American College of Healthcare Executives.

     Mr. Richardson joined the Company at its inception in 1989. He is responsible for all of Quorum's acquisition activities. He worked from 1973 to 1989 for HCA where his positions included serving as vice president of finance and administration for HCA Management Company and district vice president with multi-facility operational responsibility.

     Ms. Batts joined the Company in 1989. As vice president, general counsel and corporate secretary, she is responsible for coordinating all legal activities at Quorum. Prior to joining the Company, Ms. Batts served as senior counsel of operations with HCA. She is a member of the National Health Lawyers' Association, the Tennessee Bar Association, the American Corporate Counsel Association and the American Academy of Hospital Attorneys.

     Mr. Hewett joined the Company as Vice President and Treasurer in July 1996. He was most recently Senior Vice President and Manager of Healthcare Banking Services at AmSouth Bank of Alabama where he had worked for at least the prior five years.

     Ms. Allison became Assistant Treasurer and Controller in 1996 after serving as vice president of Internal Audit from 1993 to 1996. From 1978 to 1993, she served a wide range of healthcare clients for Ernst & Young LLP. Ms. Allison is a member of the American Institute of CPAs, the Tennessee Society of CPAs, the Institute of Internal Auditors, the Audit Committee of the Federation of American Health Systems, and the Healthcare Financial Management Association.

     Mr. Neill has been Vice President-Corporate Services since January 1, 1992. He is responsible for the Company's administrative operations, including human resources, information systems, purchasing, government relations, and insurance and risk management programs. Prior to joining the Company, he was affiliated with HealthTrust, Inc., serving in administrative and human resource positions since 1987. Mr. Neill's previous health care employment includes ten years with HCA and General Care Corporation. He is on the board of governors of the Federation of American Health System and a member of the house of delegates of the American Hospital Association.

     Mr. Wiley joined the Company in 1989 and became vice president of Corporate Relations in 1992. He is responsible for investor, analyst, media industry and consumer communications. Prior to joining Quorum, he was director of marketing for HCA and was director of marketing with HCA Management Company. Previous positions include serving as vice president of marketing for both South Carolina National Bank (Wachovia) and First National Bank of South Carolina. He is an associate member of the Association for Investment Management and Research as well as the Society of Financial Analysts, Inc. and a member of the National Investor Relations Institute.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation for services in all capacities to the Company for the fiscal year ended June 30, 1996, and the two previous fiscal years of those persons who were, at June 30, 1996, the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as such on the last day of the fiscal year (individually, an "NEO", and collectively, the "NEOs").

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                          -------------------------------------------   -----------------------------------
                                                                               AWARDS              PAYOUTS
                                                                        ---------------------     ---------
                                                           OTHER        RESTRICTED                LONG-TERM
                                                          ANNUAL          STOCK      OPTIONS/     INCENTIVE      ALL OTHER
        NAME AND                 SALARY(1)   BONUS    COMPENSATION(2)    AWARD(S)      SARS        PAYOUTS    COMPENSATION(3)
   PRINCIPAL POSITION     YEAR      ($)       ($)           ($)            ($)         (#)           ($)            ($)
------------------------  ----   ---------   ------   ---------------   ----------   --------     ---------   ---------------
James E. Dalton, Jr.      1996    439,838     -0-            --             -0-       373,142(4)     -0-           7,698
  President and CEO       1995    365,841     -0-            --             -0-        12,000        -0-           4,987
                          1994    292,481    94,484          --             -0-        40,001        -0-           4,436
Robert D. Huseby          1996    295,247     -0-            --             -0-        89,540(4)     -0-           7,698
  Former President of     1995    281,463     -0-            --             -0-        13,000        -0-           4,232
  Quorum Health           1994    243,610    67,423          --             -0-        40,001        -0-           4,940
  Resources
Roland P. Richardson      1996    258,392     -0-            --             -0-       166,722(4)     -0-           7,405
  Senior Vice             1995    204,848     -0-            --             -0-        12,000        -0-           4,000
  President --            1994    180,877    49,382          --             -0-        40,001        -0-           4,752
  Acquisitions and
  Development
S. Frank Williams, Jr.    1996    252,506     -0-            --             -0-        96,466(4)     -0-           7,473
  President -- Quorum     1995    211,407     -0-            --             -0-        12,000        -0-           3,972
  Health Services, Inc.   1994    177,232    50,129          --             -0-        40,001        -0-           5,022
C. Thomas Neill           1996    212,348     -0-            --             -0-        71,769(4)     -0-           7,167
  Vice President --       1995    193,932     -0-            --             -0-        10,000        -0-           3,388
  Corporate Services      1994    175,845    48,595          --             -0-        20,001        -0-           6,695

---------------

(1) "Salary" includes each NEO's base salary plus amounts paid by the Company to a cafeteria plan for the benefit of the NEO: Mr. Dalton $6,065; Mr. Huseby $6,497; Mr. Richardson $6,309; Mr. Williams $6,256; and Mr. Neill $6,417.
(2) Perquisites for each NEO are in amounts which do not require disclosure.
(3) The aggregate amounts set forth under "All Other Compensation" are made up of the following: (i) for matching 401(k) plan contributions made by the
     Company: $3,750 for each of the NEOs; (ii) for Company's contributions to the Company's Non-Qualified Retirement Plan: Mr. Dalton $3,538; Mr. Huseby $3,538; Mr. Richardson $3,363; Mr. Williams $3,431; and Mr. Neill $3,006;
     (iii) premiums in respect of life insurance policies paid by the Company for the benefit of the NEOs in the following amounts: Mr. Dalton $410; Mr. Huseby $410; Mr. Richardson $292; Mr. Williams $292; and Mr. Neill $410.
(4) Of the options indicated, the following represent each NEO's bonus for fiscal 1996, which options were granted on August 27, 1996: Mr. Dalton 13,550 option shares; Mr. Huseby 7,322 option shares; Mr. Richardson 7,353 option shares; Mr. Williams 6,466 option shares; and Mr. Neill 5,325 option shares. Such NEO elected to receive such bonus in stock options pursuant to the Company's Discounted Stock Option program. See "Option/SAR Grants in Last Fiscal Year."

RESTATED STOCK OPTION PLAN

     The table below provides information on grants of stock options pursuant to the Company's Restated Stock Option Plan during the fiscal year ended June 30, 1996, to the NEOs, including stock options granted at the election of an NEO in lieu of a portion of his bonus. The Company grants no stock appreciation rights ("SARs").

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                        --------------------------------------------------------
                           NUMBER                                                   POTENTIAL REALIZABLE VALUE
                             OF          % OF TOTAL                                  AT ASSUMED ANNUAL RATES
                         SECURITIES     OPTIONS/SARS                               OF STOCK PRICE APPRECIATION
                         UNDERLYING      GRANTED TO     EXERCISE OR                      FOR OPTION TERM
                        OPTIONS/SARS     EMPLOYEES      BASE PRICE    EXPIRATION   ----------------------------
         NAME            GRANTED(#)    IN FISCAL YEAR    ($/SHARE)       DATE         5%($)          10%($)
----------------------  ------------   --------------   -----------   ----------   ------------   -------------
James E. Dalton,
  Jr..................     100,000          4.5687%       $ 21.50         9/1/00     594,005.36    1,312,596.50
                           133,333          6.0917%         21.50         9/1/05   1,802,826.76    4,568,716.96
                           125,000          3.7109%         23.50         4/1/06   1,847,377.97    4,681,618.48
                             1,259          0.0575%         24.88        4/16/06      19,699.44       49,922.26
                           -------         -------                                 ------------   -------------
          Total.......     359,592         16.4288%                                4,263,909.53   10,612,854.20
                           =======         =======                                 ============   =============
          Bonus(1)....      13,550          2.9833%       $ 18.94        8/27/94     300,668.94      630,779.56
Robert D. Huseby......      50,000          2.2843%       $ 21.50         9/1/00     297,002.68      656,298.26
                            17,940          0.8196%         21.50         9/1/05     242,570.95      614,722.40
                             6,818          0.3114%         22.00        12/7/05      94,331.68      239,054.99
                             7,460          0.3408%         24.88        3/26/06     116,725.86      295,606.25
                           -------         -------                                 ------------   -------------
          Total.......      82,218          3.7561%                                  750,631.17    1,805,881.89
                           =======         =======                                 ============   =============
          Bonus(1)....       7,322          1.6120%       $ 18.94        8/27/06     162,472.17      340,853.72
Roland P.
  Richardson..........      50,000          2.2843%       $ 21.50         9/1/00     297,002.68      656,293.25
                             6,027          0.2753%         21.50         9/1/05      81,492.48      206,517.94
                             3,342          0.1526%         24.50         3/4/06      51,493.17      130,494.03
                           100,000          4.5637%         23.50         4/1/06   1,477,902.37    3,745,294.78
                           -------         -------                                 ------------   -------------
          Total.......     159,369          7.2809%                                1,907,890.80    4,738,605.00
                           =======         =======                                 ============   =============
          Bonus(1)....       7,353          1.6189%       $ 18.94        8/27/06     163,160.05      342,296.81
S. Frank Williams,
  Jr..................      40,000          1.8275%       $ 21.50         9/1/00     237,602.14      525,038.60
                            50,000          2.2863%         23.50         4/1/06     738,951.19    1,872,647.39
                           -------         -------                                 ------------   -------------
          Total.......      90,000          4.1118%                                  976,553.33    2,397,685.99
                           =======         =======                                 ============   =============
          Bonus(1)....       6,466          1.4236%       $ 18.94        8/27/06     143,477.88      301,005.21
C. Thomas Neill.......      35,000          1.5990%       $ 21.50         9/1/00     207,901.88      459,408.78
                             3,406          0.1555%         22.38       10/12/05      47,938.29      121,485.05
                            25,000          1.1421%         23.50         4/1/06     369,475.59      936,323.70
                             3,038          0.1387%         24.88         5/2/06      46,579.98      118,042.83
                           -------         -------                                 ------------   -------------
          Total.......      56,444          3.0353%                                  671,895.74    1,635,260.36
                           =======         =======                                 ============   =============
          Bonus(1)....       5,325          1.1724%       $ 18.94        8/27/06     118,159.56      247,889.38

---------------

(1) Pursuant to the Company's Discounted Stock Option program, these options were granted to the NEO after the end of the fiscal year as his bonus for fiscal 1996. The aggregate "spread" between the exercise price and the fair market value of the Company's Common Stock ($25.25) on the date of grant of such options (August 27, 1996) equals the NEO's bonus for fiscal 1996 that would have otherwise been received in cash.

STOCK EXERCISES IN FISCAL YEAR 1996

     The table below provides information on exercises of options during the fiscal year ended June 30, 1996, under the Restated Stock Option Plan by the named executive officers reflected in the Summary Compensation Table and the year-end value of unexercised options held by such officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                  SHARES                    UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/
                                 ACQUIRED       VALUE           OPTIONS/SARS AT           SARS AT 1996 FISCAL
                                ON EXERCISE    REALIZED     1996 FISCAL YEAR-END(#)         YEAR-END($)(1)
                                -----------   ----------   -------------------------   -------------------------
             NAME                   (#)          ($)       EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
------------------------------  -----------   ----------   -------------------------   -------------------------
James E. Dalton, Jr...........     16,667     $  383,341         37,167/411,093            781,074/2,430,973
Robert D. Huseby..............     95,250      1,845,088            -0-/134,469                -0-/1,309,207
Roland P. Richardson..........      8,834        134,541            -0-/210,870                -0-/1,498,114
S. Frank Williams, Jr.........        -0-            -0-         29,000/141,000            598,630/1,259,429
C. Thomas Neill...............     27,500        483,459          8,658/ 92,279            107,545/  688,042

---------------

(1) Options are classified as "in-the-money" if the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value shown represents the difference between the market price on June 30, 1996, of $26.38 per share and the respective exercise prices of the options at June 30, 1996. Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon the exercise of such options will be based on the market price of the Common Stock at the time of any such exercise and thus are dependent upon future performance of the Common Stock.

EMPLOYMENT CONTRACTS

     The Company and Mr. Dalton, its President, Chief Executive Officer and a director, have an agreement under which Mr. Dalton receives a base salary and is eligible to receive a bonus. Under the agreement, Mr. Dalton received options to purchase 333,334 shares of Common Stock at an exercise price of $1.50 per share and he has purchased all of such shares.

     In the event the Company terminates Mr. Dalton's employment, he will be entitled to receive the higher of: (i) the amounts called for under the Company's standard severance policy as then in effect; and (ii) continuation of his then-current base salary until the earlier of eighteen months or his acceptance of other employment. Mr. Dalton has also executed a Severance Agreement as described below under the heading "Change in Control Agreements."

CHANGE IN CONTROL AGREEMENTS

     The Company has entered into Severance Agreements with each of the NEOs as well as certain other employees of the Company. The Severance Agreements provide certain benefits upon termination of employment following a change in control of the Company (as defined in the Severance Agreements and described below). Pursuant to the Severance Agreements, if a covered executive's employment is terminated within twelve months after the date of a change in control for any reason other than death, disability, retirement or for cause, the executive is entitled to severance pay and certain other benefits. The severance payments are based on the executive's annual compensation, multiplied by a factor of two. The Severance Agreements also provide for indemnification by the Company of the executive for any excise taxes in the event that benefits paid pursuant to a change in control trigger adverse tax consequences to the executive.

     Under the Severance Agreements, a change in control occurs when: (a) any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner of 50% or more of the combined voting power of the Company's then outstanding securities; (b) a majority of the individuals comprising the Company's Board of Directors have not served in such capacity for the entire two-year period immediately preceding such date; (c) the Company is combined (by merger, share exchange, consolidation or otherwise) with another corporation and, as a result of such consolidation, less than 50% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company; or (d) the Company sells, leases or otherwise transfers all or substantially all of its properties or assets to another person or entity.

DIRECTOR'S COMPENSATION

     The Company's non-management directors are paid $3,000 per quarter plus $750 per meeting actually attended. In addition, the Company's Directors Stock Option Plan provides for automatic annual grants to such directors of stock options to acquire 3,334 shares of the Company's Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee is composed of Russell L. Carson, Joseph C. Hutts, and Rocco A. Ortenzio. None of these persons is an employee of the Company.

SEVERANCE AGREEMENT WITH MR. HUSEBY

     The Company and Mr. Huseby agreed to certain terms relating to Mr. Huseby's resignation from the Company in 1996. The terms included agreeing to employ Mr. Huseby as a full-time consultant, at his former monthly rate, from the date of his resignation through October 2, 1996 and then as a part-time consultant at a reduced rate through April 2, 1997. Subject to certain conditions, Mr. Huseby is entitled to health insurance and life insurance during the time of service as a consultant and is entitled to participate in the employee stock purchase plan but is not entitled to vacation accrual or reload options. In addition, the Company agreed to provide Mr. Huseby with a modified list of restricted hospitals and clients who are subject to the non-compete restrictions pursuant to Mr. Huseby's Non-Compete Agreement.

                         COMPENSATION COMMITTEE REPORT

     The following Compensation Committee Report is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is not to be deemed incorporated by reference in any documents filed under the Securities Act or Exchange Act without the express consent of the persons named below.

     The Compensation Committee (the "Committee") of the Company's Board of Directors reviews and approves compensation levels for the Company's management personnel, including the Named Executive Officers identified in the Summary Compensation Table appearing elsewhere herein. The Committee is composed entirely of non-employee directors. It is the responsibility of the Committee to assure the Board that the Company's executive compensation programs are reasonable and appropriate, meet their stated purpose and effectively serve the interests of the Company's stockholders and the Company.

COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

     The Committee believes that the primary objectives of the Company's executive compensation policy should be:

     - To attract and retain talented executives critical to both the short-term and long-term success of the Company by providing compensation that is competitive with compensation provided to executives of comparable position at similar U.S. healthcare companies, while maintaining compensation levels that are consistent with the Company's financial objectives and operating performance.

     - To reinforce strategic financial and operating performance objectives through the use of appropriate annual incentive programs.

     - To create mutuality of interest between executive officers and stockholders by providing long-term incentives through the use of stock options.

     The Committee believes that the Company's executive compensation policy should be reviewed annually in relation to the Company's financial performance, annual budgeted financial goals and its position in the healthcare industry. The compensation of certain individuals is reviewed annually by the Committee in light of its executive compensation policy for that year.

     The Committee believes that in addition to corporate performance, it is appropriate to consider in setting and reviewing executive compensation the level of experience and responsibilities of each executive as well as the personal contributions a particular individual may make to the success of the Company. Such factors as leadership skills, analytical skills and organizational development are deemed to be important qualitative factors to take into account in considering levels of compensation. No relative weight is assigned to these qualitative factors, which are applied subjectively.

     The Committee and the Board of Directors periodically discuss alternative compensation arrangements, but believe that the current programs permit the broadest range of participation in the success of the Company.

BASE SALARIES

     The base salaries of the Company's NEOs are listed in the Summary Compensation Table in this Proxy Statement. These and all other executive officer salaries are evaluated annually. The Company participates in and reviews the results of several national surveys that report on the compensation levels and methods of compensation in various industries, including the healthcare industry, the hospital industry and other industries of similar revenue size. The Company reviews the Hay Healthcare Management Survey and such other surveys as it deems relevant to determine appropriate levels of compensation for various members of management, selecting which surveys to review for any particular member of management based upon the duties he or she performs for the Company. Generally, management salaries for the 1996 fiscal year were competitive with those reflected in the surveys reviewed. Since the Company believes that its competitors for executive talent are often more numerous than the entities included in its peer group index (See "Stock Performance Graph"), its comparison of compensation according to these surveys is generally more broadly based.

     Based on survey results, past internal pay practices, and such subjective factors as may be deemed relevant, management salaries are proposed by Company management as part of the Company's annual budgeting process. The Committee reviews, suggests revisions if appropriate, and approves the salaries proposed for executive management personnel, including the NEOs, and the entire Board approves the Company's budget.

ANNUAL INCENTIVE PROGRAM

     Annual cash incentive awards are designed to give substantially all of the Company's management employees an incentive to cause the Company and its business units to exceed the Company's budgeted earnings before interest, income tax expense, depreciation and amortization and before minority interest ("EBITDA"). The Incentive Program provides for cash bonuses to be paid to approximately 415 employees if the EBITDA of the Company and certain of its business units exceed, by certain specified amounts, the levels budgeted by the Board of Directors for the Company and such business units. Generally, the calculation of EBITDA for a fiscal year excludes the effect of acquisitions consummated during that fiscal year. Each eligible employee is paid a bonus equal to a certain percentage of his or her base salary, depending on the amount by which the Company exceeds budgeted EBITDA. The NEOs are paid bonuses if the Company's EBITDA exceeds budget, without regard to whether any particular business unit has or has not exceeded its budgeted EBITDA. The maximum bonus which any NEO, other than the Chief Executive Officer, is eligible to earn is an amount equal to 41% of his or her base salary. The NEOs may choose to receive 0%, 50% or 100% of their bonus in nonqualified stock options granted under the Company's Restated Stock Option Plan pursuant to the Company's Discounted Stock Option Program. Such options have ten year terms and exercise prices equal to 75% of the fair market value of the Company's Common Stock on either the last day of the fiscal year or their date of grant. The dollar value of the 25% discount equals the dollar value of the amount of the bonus chosen to be paid in options. Although the Company's actual EBITDA for fiscal 1996 did not exceed the Company's budgeted EBITDA, the Compensation Committee concluded that the Company had performed well in a difficult and continually evolving healthcare market and that the current EBITDA-based incentive plan does not accurately reward such performance. As a result, the Compensation Committee approved modifications to the Incentive Program for fiscal 1997, including targets based on earnings per share performance, and approved bonuses for fiscal 1996 for the employees eligible to participate in the Incentive Program. Each of the NEOs elected to receive stock option grants in lieu of cash bonus awards pursuant to the Company's Discounted Stock Option Program. The NEOs received the following: Mr. Dalton 13,550 option shares ($85,500.50); Mr. Huseby 7,322 option shares ($46,201.82); Mr. Richardson 7,353 option shares ($46,397.43); Mr. Williams 6,466 option shares ($40,800.46); and Mr. Neill 5,325 option shares ($33,600.75). See the "Option/SAR Grants in Last Fiscal Year" table elsewhere in this Proxy Statement.

     The Committee is empowered to authorize discretionary bonuses to executives of the Company based on the superior performance of the executive's business unit and/or the executive's contribution to the overall performance of the Company. No such discretionary bonuses were paid to the NEOs for fiscal 1996.

LONG-TERM INCENTIVES

     The Company's Restated Stock Option Plan is designed to provide long-term incentives. Incentive stock options and non-qualified stock options are available for grant under the Restated Stock Option Plan. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. These grants also help ensure that operating decisions are based on long-term results that benefit the Company and ultimately the stockholders. The Company's executive officers are periodically granted stock options under the stock option plan on terms similar to those granted to other management employees. In addition, the Company may grant options from time to time in connection with the employment of new management personnel in order to make the Company's recruiting efforts competitive.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Dalton, the Company's chief executive officer, is eligible to participate in the same executive compensation plans available to other executive officers that are described above. The chief executive officer's base salary and incentive compensation are determined in accordance with the same procedures used by the Company to set the compensation of other management personnel. Specifically, base salary is determined based on analysis of compensation surveys, past internal pay practices and relevant subjective factors, while incentive compensation is based on the Company's overall performance measured by the amount the actual EBITDA exceeds the budgeted EBITDA. The Committee may also grant discretionary bonuses to Mr. Dalton in order to reward him for the Company's performance vis-a-vis other companies in the industry or to keep his overall compensation competitive with other executive officers in companies of similar size in the healthcare industry.

     Mr. Dalton's annual base salary for the 1996 fiscal year was $439,838. The Company believes Mr. Dalton's current base salary to be in the range of the average market salaries paid to chief executive officers of comparable businesses based on The Hay Healthcare Management Survey and other survey and proxy data from comparable healthcare companies. Under the annual incentive program described above, the maximum bonus which Mr. Dalton is eligible to earn is an amount equal to 49% of his base salary.

CERTAIN TAX REGULATIONS

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for executive compensation in excess of $1 million. The Compensation Committee expects to pay all compensation earned by an executive officer, even if such compensation exceeds $1 million, and to comply with the provisions of Section 162(m) in doing so.

     THE FOREGOING REPORT IS SUBMITTED BY ALL THE CURRENT MEMBERS OF THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS, WHOSE MEMBERS ARE RUSSELL L. CARSON, ROCCO A. ORTENZIO, AND JOSEPH C. HUTTS.

                            STOCK PERFORMANCE GRAPH

     The stock price performance graph depicted below is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act, without the express consent of the Company.

     The graph below compares the cumulative total return of the Company's Common Stock with securities of entities comprising the NASDAQ Index and a peer group index. Cumulative return assumes $100 invested in the Company or respective index on May 26, 1994, with dividend reinvestment through June 30, 1996. The peer group includes Columbia/HCA Healthcare Corporation, Health Management Associates, Inc., Tenet Healthcare Corporation, OrNda Healthcorp and Universal Health Services.

     The graph presents information since the date of the Company's initial public offering. To date, the Company had not directly tied executive compensation to stock performance. The future impact of stock performance on executive compensation will be determined by the Compensation Committee.

                    COMPARISON OF CUMULATIVE TOTAL RETURN
                   OF COMPANY, PEER GROUP AND BROAD MARKET

-----------------------------FISCAL YEAR ENDING--------------------------------

COMPANY                             1994      1994        1995      1996
QUORUM HEALTH GROUP INC            100.00    102.94      119.12    155.15
PEER GROUP                         100.00     93.09      106.04    139.11
BROAD MARKET                       100.00     98.15      115.12    144.91


THE PEER GROUP CHOSEN WAS:
Customer Selected Stock List

THE BROAD MARKET INDEX CHOSEN WAS:
NASDAQ MARKET INDEX

THE PEER GROUP IS MADE UP OF THE FOLLOWING SECURITIES:

COLUMBIA HCA HEALTHCARE
HEALTH MANAGMENT ASSOC
ORNDA HEALTHCORP
TENET HEALTHCARE CORP
UNIVERSAL HEALTH SVCS



SOURCE:  MEDIA GENERAL FINANCIAL SERVICES
         P.O. BOX 85333
         RICHMOND, VA 23293
         PHONE: 1-(800) 446-7922
         FAX:   1-(804) 649-6097

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of Forms 3, 4 and 5 furnished to the Company, any amendments thereto, or written representations from certain reporting persons that indicated that no Forms 5 were required for those persons, the Company believes that during the 1996 fiscal year its executive officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements except that: (i) Joseph C. Hutts filed one late Form 4, reporting receipt of a company stock option grant;
(ii) S. Douglas Smith filed one late Form 4, reporting one transaction by a Trust for which he has voting control; (iii) Roland P. Richardson filed one amendment to Form 4, reporting one transaction late; and (iv) Charles G. Moore filed an amendment to his original Form 3, to correct the reporting of certain holdings of Welsh, Carson, Anderson & Stowe entities, and an amendment to a Form 4 reporting late two transactions by the same Welsh, Carson, Anderson & Stowe entities.

               PROPOSALS OF STOCKHOLDERS FOR 1997 ANNUAL MEETING

     Stockholders intending to submit proposals for presentation at the 1997 Annual Meeting of Stockholders of the Company and inclusion in the Proxy Statement and form of proxy for such meeting should forward such proposals to Christy F. Batts, Secretary, Quorum Health Group, Inc. Proposals must be in writing and must be received by the Company prior to June 15, 1997. Proposals should be sent to the Company by certified mail, return receipt requested.

                              AVAILABILITY OF 10-K

     Upon the written request of any record holder or beneficial owner of the Common Stock entitled to vote at the Annual Meeting, the Company, without charge, will provide a copy of its Annual Report on Form 10-K for the year ending June 30, 1996, including financial statements and financial statement schedules, that was filed with the SEC. The request should be mailed to Christy
F. Batts, Secretary, Quorum Health Group, Inc. at the Company's principal executive offices, 103 Continental Place, Brentwood, Tennessee 37027.

                                                                      APPENDIX A

PROXY                       QUORUM HEALTH GROUP, INC.                      PROXY

                         ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 20, 1996

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF QUORUM HEALTH GROUP, INC. FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS AND ANY ADJOURNMENTS THEREOF.

    The undersigned hereby appoints James E. Dalton, Jr. and Christy F. Batts, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of the Stockholders of Quorum Health Group, Inc. to be held November 20, 1996 at 9:00 a.m. local time at the Holiday Inn -- Brentwood at 760 Old Hickory Boulevard, Brentwood, Tennessee 37027, and at any adjournment or postponement thereof, in accordance with the following instructions:

(1) Election of directors

       / / FOR all nominees listed below                / / WITHHOLD Authority to vote for all       / / ABSTAIN
         (except as marked to the contrary below)             nominees listed below.

    To withhold authority to vote for any individual nominee check the box to vote "FOR" all nominees and strike a line through the nominee's name on the list below.)

                  Russell L. Carson            Kenneth J. Melkus            Jack O. Bovender, Jr.
                  James E. Dalton, Jr.         Rocco A. Ortenzio            C. Edward Floyd, M.D.
                  S. Douglas Smith             Joseph C. Hutts
                  Sam A. Brooks, Jr.           Thomas S. Murphy, Jr.

(2) To ratify the selection of Ernst & Young LLP as the Company's independent auditor for the 1997 fiscal year.

  / / FOR                       / / AGAINST                       / / ABSTAIN

(3) In their discretion, on such other matters as may properly come before the meeting and any adjournment thereof.

  / / FOR                       / / AGAINST                       / / ABSTAIN

    The Shares represented hereby will be voted as specified. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS; FOR THE APPROVAL OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    Please sign and date below and return promptly.

                                              Dated:______________________,1996

                                              _________________________________

                                              Dated:______________________,1996

                                              _________________________________

                                              Signatures of Stockholder(s)
                                              should correspond exactly with the
                                              name printed hereon. Joint owners
                                              should each sign personally.
                                              Executors, administrators,
                                              trustees, etc., should give full
                                              title and authority.